Exhibit 10.5

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

KEY MINING CORP. 2023 OMNIBUS INCENTIVE COMPENSATION PLAN

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Grantee: __________________________

Grant Date: __________________________

Number of Restricted Stock Units Granted: ____________

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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Key Mining Corp., a Delaware corporation (the “Company”), and the Grantee specified above, pursuant to the Key Mining Corp. 2023 Omnibus Incentive Compensation Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Grantee.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Grantee hereby acknowledges receipt of a true copy of the Plan and that the Grantee has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Restricted Stock Unit Award. The Company hereby grants to the Grantee, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Grantee agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Grantee with any protection against potential future dilution of the Grantee’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the Shares underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3. Vesting.

(a) Vesting. Subject to the provisions of Sections 3(b), 3(c) and 3(d) hereof, the RSUs subject to this Award shall become vested as of the date(s) set forth below, provided the Grantee has not incurred a Termination of Service prior to such vesting date:

Vesting Date	Number of Option RSUs
[ ]	[ ]

[ ]	[ ]

[ ]	[ ]

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Grantee’s continued employment or service with the Company or any of its Affiliates on each applicable vesting date.

(b) Change in Control. Notwithstanding the foregoing, in the event no provision is made for the continuance, assumption or substitution of the RSUs by the Company or its successor in connection with a Change in Control, then, contemporaneously with the Change in Control, the RSUs subject to this Award shall become vested in full, to the extent not vested previously, provided the Grantee has remained continuously employed by, or providing services to, the Company or any of its Affiliates from the Grant Date until the Change in Control. If provision is made for the continuance, assumption or substitution of the RSUs by the Company or its successor in connection with the Change in Control, the RSUs shall become vested in full, to the extent not vested previously, contemporaneously with the Grantee’s subsequent Retirement, death, Disability, or Termination of Service by the Company and its Affiliates without Cause or by the Grantee for Good Reason, in any such case on or within the two (2) years after the Change in Control (provided such accelerated vesting does not violate Code Section 409A). For purposes of this Agreement, Retirement means the Grantee’s Termination of Service on or after attaining age sixty-five (65), with the Company’s or an Affiliate’s written consent, which may not be withheld unreasonably.

(c) Committee Discretion. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the RSUs at any time and for any reason (provided such accelerated vesting does not violate Code Section 409A).

(d) Forfeiture. Subject to the Committee’s discretion to accelerate vesting hereunder, all unvested RSUs that are not vested or that do not become vested upon the Grantee’s Termination of Service (whether pursuant to the terms hereof or any severance plan or other plan, agreement or arrangement that applies to the Grantee) shall be immediately forfeited upon the Grantee’s Termination of Service.

(e) Termination of Service for Cause. Notwithstanding any other provision hereof, in the event of the Grantee’s Termination of Service for Cause, (i) all of the Grantee’s RSUs (whether or not vested) shall terminate and expire upon such Termination of Service and (ii) the Committee, within the one year following the Grantee’s Termination of Service for Cause, may rescind the prior vesting and/or settlement of all or any portion of Grantee’s RSUs that vested and/or were settled by the delivery of Shares previously under this Agreement. For purposes of this Agreement, the RSUs that vested and/or were settled by the delivery of Shares previously under this Agreement shall include without limitation any Shares or other property received by Grantee with respect to the RSUs that vested and/or were settled previously under this Agreement as a result of a stock split or other similar transaction. In the event of any such rescission, Grantee shall return to the Company any Shares that became vested and were delivered previously under this Agreement, or if Grantee no longer owns the Shares, Grantee shall pay to the Company the amount of any proceeds received as a result of any sale or other disposition of the Shares (or, in the event Grantee transferred the Shares by gift or otherwise without consideration, the fair market value of the Shares on the date of such gift or other transfer). The payment shall be made in such manner and on such terms and conditions as may be required by the Company. The Company also shall be entitled to set off against the amount of any such payment any amounts otherwise owed to Grantee by the Company. Additionally, notwithstanding any other provision of this Agreement, during the first thirty (30) days after the Grantee’s Termination of Service for any reason other than Cause, the Company shall have the right to re-characterize such Termination of Service as a Termination of Service for Cause if such circumstances exist, and, upon such re-characterization, the foregoing provisions shall apply.

4. Delivery of Shares.

(a) General. Subject to the provisions of Section 4(b) hereof, within thirty (30) days following the vesting of the RSUs, the Grantee shall receive the number of Shares that correspond to the number of RSUs that have become vested on the applicable vesting date.

(b) Deferrals. If permitted by the Company, the Grantee may elect, subject to the terms and conditions of the Plan and any other applicable written plan or procedure adopted by the Company from time to time for purposes of such election, to defer the distribution of all or any portion of the Shares that would otherwise be distributed to the Grantee hereunder (the “Deferred Shares”), consistent with the requirements of Section 409A of the Code. Upon the vesting of RSUs that have been so deferred, the applicable number of Deferred Shares shall be credited to a bookkeeping account established on the Grantee’s behalf (the “Account”). Subject to Section 5 hereof, the number of Shares equal to the number of Deferred Shares credited to the Grantee’s Account shall be distributed to the Grantee in accordance with the terms and conditions of the Plan and the other applicable written plans or procedures of the Company, consistent with the requirements of Section 409A of the Code.

5. Dividends and Other Distributions; Voting. The Grantee holding the RSUs shall be entitled to receive all dividends and other distributions paid with respect to the underlying Shares, provided that any such dividends or other distributions will be subject to the same vesting requirements as the related RSUs and shall be paid, if at all, at the time the related Shares are delivered to Grantee pursuant to Section 4 hereof. If any dividends or distributions are paid in Shares, the Shares shall be deemed to be converted into additional RSUs and shall be subject to the same restrictions on transferability and forfeitability as the related RSUs with respect to which they were paid. No dividends may be paid with respect to RSUs that are forfeited. Grantee will have no voting rights with respect to the RSUs prior to the delivery of Shares in settlement of such RSUs.

6. Non-Transferability. The RSUs, and any rights and interests with respect thereto, granted under this Agreement and the Plan shall not, prior to vesting and delivery of the underlying Shares, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Grantee (or any beneficiary(ies) of the Grantee), other than by testamentary disposition by the Grantee or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the RSUs to be transferred to a Permitted Transferee for no value, provided that such transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Grantee and the transferee, and provided, further, that the RSUs may not be subsequently transferred, other than by will or by the laws of descent and distribution, to another Permitted Transferee and shall remain subject to the terms of the Plan and this Agreement. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the RSUs, or the levy of any execution, attachment or similar legal process upon the RSUs, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Grantee’s FICA and other obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other Applicable Law with respect to the RSUs and, if the Grantee fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement. Any required withholding obligation with regard to the Grantee may be satisfied as set forth in Section 16.1 of the Plan (if permitted by the Committee) by reducing the amount of cash or Shares otherwise deliverable to the Grantee hereunder.

9. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Grantee. The Company shall give written notice to the Grantee of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

10. Notices. Any notice hereunder by the Grantee shall be given to the Company in writing (which, for avoidance of doubt, includes the use of electronic, internet or other non-paper means) and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Grantee in writing (which, for avoidance of doubt, includes the use of electronic, internet or other non-paper means) and such notice shall be deemed duly given only upon receipt thereof at such address as the Grantee may have on file with the Company.

11. No Right to Employment or Service. Any questions as to whether and when there has been a Termination of Service and the cause of such Termination of Service shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate the Grantee’s employment or service at any time, for any reason and with or without Cause.

12. Transfer of Personal Data. The Grantee authorizes, agrees and unambiguously consents to the transmission by the Company (or any Affiliate) of any personal data related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Grantee.

13. Compliance with Laws. The grant of RSUs and the issuance of Shares hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any Shares pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

14. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Grantee shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

15. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

17. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

18. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

19. Acquired Rights. The Grantee acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Grantee any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Grantee’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

20. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

KEY MINING CORP.

By:
Name:
Title:

GRANTEE

Name:

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